Calculation of Filing Fee Tables
S-8
Nexera Technologies Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, no par value	Other	1,694,116	$ 1.8236	$ 3,089,389.94	0.000087	$ 268.78
Total Offering Amounts:						$ 3,089,389.94		$ 268.78
Total Fee Offsets:								$ 268.78
Net Fee Due:								$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions. Represents ordinary shares of the Company, no par value per share ("Ordinary Shares") issuable under the Registrant's 2024 Share Incentive Plan. Pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($1.9472) and low ($1.7) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on November 5, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	Nexera Technologies Ltd	F-1	333-288355	06/26/2025		$ 268.78	Equity	Ordinary Shares, no par value	3,373,570	$ 46,322.72
Fee Offset Sources	2	Nexera Technologies Ltd	F-1	333-288355		07/24/2025						$ 268.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Termination

Offset Note
[2]	Pursuant to Rule 457(p), the registration fee due under this registration statement is being paid with filing fees that have been previously paid with respect to 38,337 Ordinary Shares (as adjusted for the 1-for-14 reverse split,1-for-11 reverse split and 1-for-8 reverse split of the Company's issued and outstanding Ordinary Shares effected on February 17, 2026, July 31, 2026 and November 6, 2026, respectively) of the Company which remain unsold under the Registrant's Registration Statement on Form F-1 (File No. 333-288355), filed on June 26, 2025 (the "Prior Registration Statement"). On July 24, 2025, the Company filed an amendment to the Prior Registration Statement to remove the 38,337 Ordinary Shares and terminated the offering of the unsold securities. On November 6, 2025, on February 19, 2026, April 20, 2026, on May 18, 2026, on June 23, 2026, on June 29, 2026 and on September 28, 2026, the Company filed a Registration Statement on Form S-8 (File No. 333-291322), Registration Statement on Form F-3 (File No. 333-293607), Registration Statement on Form S-8 (File No. 333-295195), Registration Statement on Form F-3 (File No. 333-295999), Registration Statement on Form F-3 (File No. 333-296968), Registration Statement on Form F-1 (File No. 333-297121), and Registration Statement on Form F-3 (File No. 333-299177) respectively (the "Previous Registration Statements") and offset from such Previous Registration Statements, $81.10, $939.79,$72.66, $1,402.86, $1,635.71, $143.93 and $708.34 respectively, of the filing fees for the securities that were registered under such Previous Registration Statements. As a result, following the filing of the Previous Registration Statements, the Company still had $41,338.33 remaining of previously paid fees with respect to the Prior Registration Statement available for application to subsequent registration statements. After the payment of this registration fee, an amount of $41,069.55 previously paid fees with respect to the Prior Registration Statement will remain available for future filing fees.